Exhibit 10.16

AMENDED AND RESTATED WARRANT AGREEMENT

MOBILE INFRASTRUCTURE CORPORATION

and COLOR UP, LLC

Dated as of August 29, 2023

THIS AMENDED AND RESTATED WARRANT AGREEMENT (this “Agreement”), dated as of August 29, 2023, is by and between Mobile Infrastructure Corporation, a Maryland corporation (the “Company”), and Color Up, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, in accordance with the Warrant Agreement, dated as of August 25, 2021, by and between the Company and the Purchaser (the “Original Warrant Agreement”), each warrant entitled the holder thereof to purchase one share of common stock of the Company, par value $0.0001 per share (“Common Stock”), for $11.75 per share, subject to adjustment;

WHEREAS, on December 13, 2022, the Company (as successor in interest to Fifth Wall Acquisition Corp. III, a Cayman Islands exempted company (“FWAC”)), entered into that certain Agreement and Plan of Merger, dated as of December 13, 2022, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of March 23, 2023, by and among FWAC, Queen Merger Corp. I, a Maryland corporation and a wholly-owned subsidiary of FWAC (“Merger Sub”), and Mobile Infrastructure Corporation, a Maryland corporation (“MIC”), whereby Merger Sub merged with and into MIC, with MIC continuing as the surviving entity (the “First-Step Surviving Company”), and (b) the First-Step Surviving Company merged with and into FWAC in accordance with the Maryland General Corporation Law, with the Company continuing as the surviving entity resulting from the merger (collectively, the “Merger”);

WHEREAS, in connection with the Merger, the number of warrants subject to the Original Warrant Agreement was adjusted from 1,702,128 to 2,553,192 (the “Warrants”) and the Warrant Price (as defined below) was adjusted from $11.75 per share to $7.83 per share; and

WHEREAS, the Original Warrant Agreement is hereby amended and restated to provide for the form and provisions of the Warrants after giving effect to the Merger, the terms upon which the Warrant Shares (as defined below) shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company and the holders of the Warrants.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Warrants.

1.1 Form of Warrant. Each Warrant shall be issued in registered form and shall be substantially in the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chief Executive Officer, President, Chief Financial Officer, Secretary or other officer of the Company. In the event the Person whose electronic signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such Person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

1.2 Registration.

1.2.1. Warrant Register. The Company shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Company shall register the Warrants in the names and denominations of the respective holders thereof.

1.2.2. Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company may deem and treat the Person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate (as defined below) made by anyone other than the Company), for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

2. Terms and Exercise of Warrants.

2.1 Warrant Price. Each Warrant shall entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company one share of Common Stock, at the price of $7.83 per share (such shares, the “Warrant Shares”), subject to the adjustments provided in Section 3. The term “Warrant Price” as used in this Agreement shall mean the price per share at which shares of Common Stock may be purchased at the time a Warrant is exercised.

2.2 Duration of Warrants. A Warrant may be exercised from the date hereof (the “Exercise Period”) and terminating at 5:00 p.m., New York City time, on August 25, 2026 (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions set forth in this Agreement, including the conditions set forth in Section 2.4.

2.3 Exercise of Warrants.

2.3.1. Exercise Procedure. Subject to the provisions of the Warrant and this Agreement, a Warrant may be exercised by the Registered Holder thereof (A) by delivering to the Company at its address set forth in Section 9.2 hereof, (i) the Warrant Certificate (in the form attached hereto as Exhibit A, the “Warrant Certificate”) evidencing the Warrants to be exercised, and (ii) a notice of exercise (in the form attached hereto as Exhibit B), properly completed and executed by the Registered Holder on the reverse of the Warrant Certificate, and (B) by paying full the Warrant Price for each full share of Common Stock as to which the Warrant is exercised in lawful money of the Unites States, by wire transfer to the Company, unless Net Exercise is elected in accordance with Section 2.3.2.

2.3.2. Net Exercise. In lieu of exercising the Warrant pursuant to Section 2.3.1., at any time, the Purchaser may elect to credit the Warrant Price against the Fair Market Value of the Warrant Shares at the time of exercise (the “Net Exercise”) pursuant to this Section 2.3.2. If the Company shall receive written notice from the Purchaser at the time of exercise of the Warrant that the Purchaser elects to Net Exercise the Warrant, the Company shall deliver to the Purchaser (without payment by the Purchaser of any exercise price in cash) that number of Warrant Shares computed using the following formula:

where

X=	The number of Warrant Shares to be issued to the Purchaser.

Y=	The number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A=	The Fair Market Value of one share of Common Stock.

B=	The Warrant Price (as adjusted hereunder).

2.3.3. Issuance of Shares of Common Stock on Exercise. As soon as practicable after the exercise of any Warrant and, if applicable, the clearance of the funds in payment of the Warrant Price in accordance with Section 2.3.1, the Company shall issue to the Registered Holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised.

2.3.4. Date of Issuance. Each person in whose name any certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares of Common Stock on the date on which the Warrant was surrendered and, if applicable, payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open.

2.4 Limitation on Exercise Rights. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Registered Holder upon any exercise a Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Registered Holder and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Registered Holder’s pursuant to Sections 542(a)(2) and 544 of the United States Internal Revenue Code of 1986, as amended (the “Code”), as those sections are used in Section 856(h) of the Code, does not exceed 9.8% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise) unless the Board of Directors has, in its sole discretion, granted the Registered Holder a waiver from the stock ownership limitations set forth in the Charter. The parties hereto acknowledge that certain listing standards of the Trading Market may generally require the Company to obtain the approval of its stockholders before entering into certain transactions that potentially result in the issuance of 20% or more of its outstanding Common Stock; accordingly, in the event of an exercise of the Warrants that would result in the total number of shares of Common Stock then beneficially owned by a Registered Holder and any Affiliate of such Registered Holder exceeding 19.9% of the total number of then issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise), the Company shall, at its discretion, either obtain stockholder approval of such issuances or upon settlement of the exercise of such Warrant deliver cash in lieu of any shares otherwise deliverable upon exercise of such Warrant in excess of such limitation, in accordance with the provisions of Section 2 hereof.

3. Adjustments.The Warrant Price and shares of Common Stock issuable upon exercise of a Warrant shall be subject to adjustment from time to time as follows; provided, that no single event shall cause an economically duplicative adjustment under more than one subsection of this Section 3.

3.1 Split-Ups/Dividends. If after the date hereof, and subject to the provisions of Section 3.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding shares of Common Stock.

3.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 3.6 hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

3.3 Adjustments in Warrant Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 3.1 or 3.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter. The aggregate Warrant Price payable for the total number of Warrant Shares purchasable under the Warrants (as adjusted) shall remain the same.

3.4 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change under Section 3.1 or Section 3.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d- 5(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 3.

3.5 Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the each holder of a Warrant pursuant to Section 9.2 of this Agreement, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 3.1, 3.2, 3.3 or 3.4, the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give any such notice, or any defect therein, shall not affect the legality or validity of such event.

3.6 No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 3, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, pay cash equal to the product of such fraction multiplied by the Fair Market Value of one Warrant Share.

3.7 Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 3, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

3.8 Other Events. In case any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 3 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 3, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, reasonably acceptable to the Registered Holder, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 3 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.

4. Transfer and Exchange of Warrants.

4.1 Restrictions on Transfer. Except as permitted pursuant to this Section 4.1, the Warrants may not be sold, assigned, disposed of, pledged, hypothecated, encumbered or otherwise transferred (collectively, a “Transfer”) by the Registered Holder without the prior written consent of the Company which consent may be withheld in its sole and absolute discretion until six months following the date hereof. Notwithstanding the foregoing, the restriction on Transfer shall not apply to a Transfer by a Registered Holder to a Permitted Transferee. Six months following the date hereof, the Warrants may be freely Transferred subject to compliance with applicable securities laws. Notwithstanding the preceding two sentences, following any Transfer any such Warrants subject to a Transfer permitted pursuant to this Section 4.1 shall at all times remain subject to the terms and restrictions set forth in this Agreement. Any Transfer of the Warrants and Warrant Shares must be in compliance with the Securities Act of 1933, as amended (the “Act”), and applicable state securities Laws and, unless such Warrants or Warrant Shares are transferred pursuant to an effective registration statement under the Act, if requested by the Company, receipt by the Company of an opinion of counsel, reasonably satisfactory to the Company, that such Transfer is in compliance with the Act and applicable state securities Laws.

4.2 Registration on Transfer. Subject to the instructions set forth in Section 4.1, the Company shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant by the Registered Holder to the Company for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant shall be issued and the old Warrant shall be cancelled by the Company.

4.3 Procedure for Surrender of Warrants. Warrants may be surrendered to the Company, together with a written request for exchange or transfer, and thereupon the Company shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Company shall not cancel such Warrant and issue new Warrants in exchange thereof until the Company has received an opinion of counsel stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

4.4 Fractional Warrants. The Company shall not be required to effect any registration of transfer or exchange of a Warrant which shall result in the issuance of a warrant certificate for a fraction of a Warrant.

4.5 Service Charges. No service charge shall be made for any exchange or registration of Transfer of Warrants.

5. Other Provisions Relating to Rights of Holders of Warrants.

5.1 No Rights as Stockholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights, to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

5.2 Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company shall, on such terms as to indemnity or otherwise as the Company may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

5.3 Registration of Common Stock. Any Common Stock issuable to Purchaser upon exercise of the Warrants shall be “Registerable Shares,” as such is defined in that certain Registration Rights Agreement, dated as of August 25, 2023, by and among the Company and the other parties party thereto (the “Registration Rights Agreement”), and entitled to the registration rights provided therein. Notwithstanding anything to the contrary herein, if a Warrant is exercised in connection with the exercise of the Registered Holder’s registration rights in accordance with the Registration Rights Agreement, such Warrant shall not be deemed to have been exercised to the extent that the applicable Warrant Shares are not sold in the applicable offering. The Company will procure, subject to issuance or notice of issuance, the listing of any Warrant Shares issuable upon exercise of a Warrant on the principal stock exchange on which shares of Common Stock are then listed or traded.

6. Covenants. The Company warrants and agrees for the benefit of the Registered Holders that:

6.1 Due Authorization and Valid Issuance. All shares of Common Stock which may be issued upon the exercise of the Warrants will, upon issue be duly authorized, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all liens and encumbrances, with no personal liability attaching to the ownership thereof.

6.2 Sufficient Number of Shares. During the Exercise Period, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of the rights evidenced by the Warrants, a sufficient number of shares of Common Stock to provide for the exercise of the Warrants.

6.3 Compliance with Law. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable Law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for the official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

6.4 Listing on National Exchange. The Company shall use its best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise.

7. Representations and Warranties.

7.1 Representation by the Company. The Company represents that (a) the Warrant is, and any Warrant issued in substitution for or replacement of the Warrant shall be, upon issuance, duly authorized and validly issued and (b) all corporate actions on the part of the Company necessary for the issuance of the Warrants and the Common Stock issuable upon exercise of the Warrants have been taken.

7.2 Representations and Warranties by the Registered Holder. The Registered Holder represents and warrants to the Company as follows:

a)

The Warrants and the shares of Common Stock issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act.

b)

The Registered Holder understands that the Warrants and the shares of Common Stock have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(a)(2) thereof, and that they must be held by the Registered Holder indefinitely, and that the Registered Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

c)

The Registered Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of the Warrants and the shares of Common Stock purchasable pursuant to the terms of the Warrants and of protecting its interests in connection therewith.

d)	The Registered Holder is able to bear the economic risk of the purchase of the shares of Common Stock pursuant to the terms of the Warrants.

e)	The Registered Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

8. Taxes.

8.1 Withholding. The Company and its paying agent shall be entitled to deduct and withhold taxes on all payments and distributions (or deemed distributions) on the Warrants and Warrant Shares to the extent required by applicable Law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of a Warrant as having been paid to the Person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a governmental authority on account of such taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) with respect to a Warrant or Warrant Share (or in respect of any payment or distribution (or deemed distribution) in respect thereof), the Company shall be entitled (i) to offset any such amounts against any amounts otherwise payable in respect of such Warrant or Warrant Share or (ii) to require the Person in respect of whom such deduction or withholding was made to reimburse the Company for such amounts (and such Person shall promptly so reimburse the Company upon demand). The Company shall take commercially reasonable steps to minimize or eliminate any withholding or deduction described in this Section 8.1, including by giving the Person in respect of whom such deduction or withholding may be made an opportunity to provide additional information or to apply for an exemption from, or a reduced rate of, withholding. Notwithstanding anything to the contrary in this Section 8.1, the Company shall (i) make commercially reasonable efforts to notify each holder of Warrants or Warrant Shares at least ten (10) Business Days prior to any withholding of its intention of any such withholding (it being understood that any such notice shall include a brief written description of the basis for such withholding) and (ii) not withhold with respect to any U.S. federal withholding tax if it receives a properly completed and duly executed IRS Form W-9 certifying its exemption from withholding from a holder of Warrants or Warrant Shares.

8.2 Transfer Tax. The Company shall pay any and all documentary, stamp and similar issue or transfer tax (“Transfer Tax”) due on the issue of shares of Warrant Shares or certificates representing such shares or securities. However, the Company shall not be required to pay any Transfer Tax that may be payable in respect of the issue or delivery (or any transfer involved in the issue or delivery) of Warrant Shares to a beneficial owner other than the beneficial owner of the Warrant Shares immediately prior to the event pursuant to which such issue or delivery is required, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such Transfer Tax or has established to the satisfaction of the Company that such Transfer Tax has been paid or is not payable.

8.3 Warrant Value. The parties intend that the fair market value as of August 25, 2021 for federal income tax purposes of the Warrants issued hereby shall not be in excess of $400,000, and the parties shall perform their federal (and conforming state and local) income tax reporting consistent therewith, except to the extent otherwise required by applicable law.

9. Miscellaneous Provisions.

9.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns.

9.2 Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant to or on the Company shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email with receipt confirmed, or by registered or certified mail (postage prepaid, return receipt requested) at the following addresses (or at such other address as shall be specified in a notice given in accordance with this Section 9.2):

Mobile Infrastructure Corporation

30 W. 4th Street

Cincinnati, Ohio 45202

Attention: Stephanie Hogue

Email: stephanie@mobileit.com

With a copy to (which copy alone shall not constitute notice):

Venable LLP

750 E. Pratt St., Suite 900

Baltimore, Maryland 21202

Attn: Hirsh Ament

Email: Hament@Venable.com

Any notice, statement or demand authorized by this Agreement to be given or made by the Company to the holder of any Warrant shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email with receipt confirmed, or by registered or certified mail (postage prepaid, return receipt requested) at the following addresses (or at such other address as shall be specified in a notice given in accordance with this Section 9.2):

Color Up, LLC

c/o Bombe Asset Management, Ltd.

250 E. 5th Street, Suite 2110

Cincinnati, Ohio 45202

Attn: Manuel Chavez, III

Email: [***]

With a copy to (which copy alone shall not constitute notice):

Keating Muething & Klekamp PLL

One East Fourth Street, Suite 1400

Cincinnati, Ohio 45202

Attention: Allison Westfall

Email: AWestfall@kmklaw.com

9.3 Amendments. All modifications or amendments to this Agreement, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the vote or written consent of the Registered Holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price pursuant to Section 3 of this Agreement or extend the duration of the Exercise Period without the consent of the Registered Holders.

9.4 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

9.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof. No provision of this Agreement shall confer upon any Person other than the parties hereto, the Registered Holders of the Warrants and their permitted assigns any rights or remedies hereunder. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and the Registered Holders of the Warrants.

9.6 Governing Law; Jurisdiction.

9.6.1. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

9.6.2. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court. The parties hereto hereby (a) submit to the exclusive jurisdiction of any Maryland state or federal court, for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto, and (b)

irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

9.7 Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly the parties acknowledge and agree that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and this right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, the parties would not have entered into this Agreement. The parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties acknowledge and agree that any party shall not be required to provide any bond or other security in connection with its pursuit of an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

9.8 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE WARRANTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.8.

9.9 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

9.10 Interpretation. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of, or an Exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context requires otherwise. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, unless otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day.

10. Definitions. For purposes of this Agreement and the Warrants, the following terms have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person.

“Business Day” means each day other than a Saturday, Sunday or other day on which banks in New York, New York are not required by Law to be open.

“Charter” means the charter of the Company, as may be amended, restated, or amended and restated from time to time, in the form filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland.

“Fair Market Value” of one share of Common Stock shall mean (w) the last reported sales price of the Common Stock for such day on the domestic securities exchange on which the Common Stock may at the time be listed; (x) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on such exchange at the end of such day; (y) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (z) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over five (5) consecutive Business Days ending on the Business Day immediately prior to the day as of which Fair Market Value is being determined as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg Markets page for the Company; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Fair Market Value cannot be calculated as of such date on the foregoing basis, the Fair Market Value shall be such value as determined in good faith by the Board of Directors.

“Law” means any U.S. federal, U.S. state, national, local, foreign or other statute, law, treaty, rule, code, regulation, ordinance or other requirement of any kind of any governmental entity, including the common law.

“Permitted Transferee” means, with respect to a Registered Holder, (i) any controlled affiliate of such Registered Holder, (ii) any member of Color Up, LLC, or (iii) any direct or indirect member or limited partner of such Registered Holder of which the Registered Holder serves as the general partner, managing member or discretionary manager or advisor.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Trading Market” means any of the following markets or exchanges on which the Common Stock may be listed or quoted for trading on the date in question: the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the NYSE American LLC (or any successors to any of the foregoing).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

MOBILE INFRASTRUCTURE CORPORATION, a Maryland corporation

By:	/s/ Stephanie Hogue
Name: Stephanie Hogue
Title: President, Chief Financial Officer, Secretary and Treasurer

PURCHASER:

COLOR UP, LLC, a Delaware limited liability company

By:	/s/ Manuel Chavez
Name: Manuel Chavez
Title: Chief Executive Officer

[Signature Page to Warrant Agreement]

EXHIBIT A

[Form of Warrant Certificate]

[FACE]

Number

Warrants

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF AUGUST 25, 2021, THE AMENDED AND RESTATED WARRANT AGREEMENT AND THE CHARTER (AS DEFINED HEREIN), COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR IN THE AMENDED AND RESTATED WARRANT AGREEMENT DESCRIBED BELOW

MOBILE INFRASTRUCTURE CORPORATION

Incorporated Under the Laws of the State of Maryland

Warrant Certificate

This Warrant Certificate certifies that ________, or registered assigns, is the Registered Holder of ______________ warrants (the “Warrants”) to purchase shares of Common Stock, $0.0001 par value (“Common Stock”), of Mobile Infrastructure Corporation, a Maryland corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and nonassessable shares of Common Stock (each, a “Warrant”) as set forth below, at the warrant price (the “Warrant Price”) as determined pursuant to the Warrant Agreement, upon surrender of this Warrant Certificate at the office of the Company subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to certain limitations and adjustment upon the occurrence of certain events, in each case as set forth in the Warrant Agreement.

The Warrant Price is equal to $7.83 per share. The Warrant Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall be governed by, and construed in accordance with, the laws of the State of Maryland applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

MOBILE INFRASTRUCTURE CORPORATION

By:
Name:
Title:

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to an Amended and Restated Warrant Agreement dated as of August 29, 2023 (the “Warrant Agreement”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of notice of exercise set forth hereon properly completed and executed at the principal corporate office of the Company. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. In lieu of any fractional share to which the Registered Holder would otherwise be entitled, the Company shall make a cash payment equal to the Fair Market Value of one share of Common Stock on the payment date multiplied by such fraction.

Warrant Certificates, when surrendered at the principal corporate office of the Company by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitle any holder hereof to any rights of a stockholder of the Company.

EXHIBIT B

Notice of Exercise

(To be signed only upon exercise of Warrant)

To: Mobile Infrastructure Corporation

The undersigned, the holder of a right to purchase (the “Warrant”) common stock, par value $0.0001 per share (“Common Stock”), of Mobile Infrastructure Corporation, a Maryland corporation (the “Company”), pursuant to the attached Warrant Certificate, dated as of ________ __, issued pursuant to the Amended and Restated Warrant Agreement, dated as of August 29, 2023 (the “Warrant Agreement”), hereby irrevocably elects to exercise the purchase right represented by such Warrant Certificate for, and to purchase thereunder, ___________________________ (_________) shares of Common Stock and (choose one):

1.	_______ herewith makes payment of _____________Dollars ($_______) therefor by wire transfer of immediately available funds to the account designated below by the Company:

Amount of Transfer: $________________

Date of Transfer: ________, 20__

Bank: [•]

ABA Number: [•]

A/C Number: [•]

A/C Name: [•]

Ref: [•]

ATT: [•]

2.	________ herewith elects to Net Exercise the Warrant pursuant to Section 2.3.2 of the Warrant Agreement.

The undersigned requests that the certificates or book entry position representing the shares of Common Stock to be acquired pursuant to such exercise be issued in the name of, and delivered to __________________________________________, whose address is _____________________________________________________________________________.

By its signature below the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant Certificate as of the date hereof.

DATED:

[NAME OF REGISTERED HOLDER]

By:________________________________

Name:______________________________

Its:_________________________________

[Signature page to Notice of Exercise]